SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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INDEPENDENT EXPERTISE. SINGULAR FOCUS. LMP Real Estate Income Fund Inc. (RIT) May 6, 2015 ISS Presentation

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

Executive Summary
• RIT has delivered on its investment objectives with exceptionally strong investment performance and attractive income to shareholders
• RIT’s discount is in-line with its Lipper peers as well as equity closed-end funds more broadly
• The Board is highly experienced and overwhelmingly comprised of independent directors (89%)
• The Board continues to be focused on delivering results to investors and will consider any option that is in the long-
term best interests of all shareholders
• Bulldog’s actions are not aligned with the long-term interests of all shareholders

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

RIT has delivered strong investment performance
• RIT has outperformed its Lipper real estate peers
1
for the 1-, 3-, 5- and 10-year periods based on NAV and market price
• Since the Board changed RIT’s sub-advisor in August 15, 2011, RIT has outperformed its Lipper real estate peers as well as the MSCI U.S. REIT Index
1
Lipper real estate peers excludes non-exchange traded closed-end funds and Storage Group Inc., a fund in the process of converting into a REIT.
Source: Lipper.  Data as of 4/30/15
19.10
12.54
12.92
7.57
15.84
13.97
12.10
13.12
5.96
14.58
13.11
11.11
12.67
6.41
13.32
12.41
11.94
12.36
5.69
13.62
13.08
10.82
12.93
8.36
13.79
0.00
2.00
4.00
6.00
8.00
10.00
12.00
14.00
16.00
18.00
20.00
1 Year 3 Year 5 Year 10 Year Current Sub-advisor
8/15/11 - 4/30/15
Average Annualized Total Returns
(for periods ended April 30, 2015)
RIT Market Price RIT NAV Lipper Peers -- Market Price Lipper Peers - NAV MSCI U.S. REIT Index

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

RIT has delivered attractive monthly distributions since inception
• Since inception, RIT has paid $16.71 per share in total distributions
1
to investors. This equates to an annualized
rate of 8.85% based on the IPO price of $15.00
• RIT has paid a monthly distribution of $0.06 per share since December 2008.  The monthly distribution equates to an annualized rate based on market price of 5.70% and a rate on NAV of 5.12%.  This compares to 2.07% on the 10-year Treasury, 3.85% for the MSCI REIT Index
2
, and 1.98% for the S&P 500 Index
2
• RIT has had a managed distribution policy in place since 2004 that allows payment of long-term capital gains throughout the year
Source: Bloomberg, Legg Mason.  Data as of 4/30/15.
1
Total distributions includes all regular and special distributions paid since inception July 31, 2002 through April 30, 2015
2
Rate based on trailing twelve month data

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

• The Fed’s change in monetary policy and the ensuing ‘taper tantrum’ in May 2013 drove discounts wider for the broader closed-end fund market. Current discount levels are not unique to RIT:
• 88% of all CEFs trade at discounts: median -8.24%, average -6.60%
• 92% of all equity CEFs trade at discounts:  median -9.84%, average -8.28%
• 100% of Lipper real estate peers
1
trade at discounts: median -12.43%, average -10.97%
• 70% of Lipper real estate peers
1
have discounts greater than -10%
• RIT’s current discount of -10.10% is consistent with its Lipper peers
RIT’s discount is in-line with the market and its peers
Source:  Bloomberg, Lipper.  Data as of 4/30/15
1
Lipper real estate peers excludes non-exchange traded closed-end funds and Storage Group Inc., a fund in the process of converting into a REIT.
4/30/15
-45.0
-35.0
-25.0
-15.0
-5.0
5.0
15.0
5/6/2005 5/6/2006 5/6/2007 5/6/2008 5/6/2009 5/6/2010 5/6/2011 5/6/2012 5/6/2013 5/6/2014
RIT’s premium / discount level has fluctuated with its peers and reflects market events
Premium / Discount of RIT vs. Lipper peers 1 (May 6, 2005 – April 30, 2015)
RIT Peer Group Average Peer Group Median

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

• The Board is comprised of nine individuals who have substantial professional accomplishments and experience
• Eight of the nine directors (89%), including the Fund’s 2015 nominees William R. Hutchinson, Eileen A. Kamerick and
Robert D. Agdern, are independent under the Investment Company Act of 1940 and NYSE rules.
• The Board’s actions demonstrate its commitment to all investors and have benefited all shareholders:
• The current Board and its 2015 nominees are highly experienced, independent and focused on the interests of all shareholders with a proven track record of performance
•
RIT’s Board is highly experienced and independent
• The Board reviews and discusses performance and premiums/discounts when they meet.  The Board believes that in the current market environment a tender offer will not benefit shareholders in the long term
• Bulldog proposed its own slate of directors, but does not articulate how they will aid ALL shareholders
• In August 2011, replaced the sub-advisor
• In August 2011, negotiated a fee waiver of 5 bps
• In August 2008, redeemed all $95 million ARPS at liquidation value
• In 2004, adopted a managed distribution policy
The Bulldog nominees have a history and relationship with Bulldog and Philip Goldstein and will pursue actions that benefit Bulldog investors, not all RIT shareholders

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Bulldog’s actions are self serving and may hurt long-term investors

• The vast majority of RIT shareholders are long-term investors who initially invested in RIT because of performance and monthly distributions.  It is obvious that our shareholders are not short-term players
• Bulldog has a short-term investment agenda to benefit its own investors
• In September 2014, Bulldog reported ownership in RIT of 5.54%, but only eight days later reduced its position to
4.77%.  Bulldog sold shares for a quick gain
• Bulldog submitted a letter to RIT on February 24, 2015, informing senior management that it would be presenting a proposal to shareholders at the annual meeting to seek a tender offer.  Bulldog was purchasing shares before it sent the letter and continued to accumulate shares after sending the letter
• From January 15, 2015 to April 6, 2015, (less than 4 months), Bulldog purchased over 50% of its current holdings
• A tender offer in the current market environment is not in the best interests of all shareholders, as it would:
• Force the sale of securities at inopportune times and could result in a taxable event for remaining shareholders
• Increase RIT’s expense ratio and potentially reduce future earnings and distributions to shareholders
• Reduce market trading liquidity as fewer shares would be outstanding
• Given current market conditions, the discount levels of the broader closed-end fund space and RIT’s Lipper peers, and as independent research has shown, a tender offer cannot reasonably be expected to have a lasting impact on RIT’s discount

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Bulldog’s claims are misguided

• Bulldog claims “the Board concedes that the persistent discount is a problem”
• At each meeting the Board reviews and discusses RIT’s performance and premium/discounts with portfolio managers
• The Board is committed to delivering results to all investors and believes that any action that can narrow the discount over the longer-term would benefit all investors and should be explored
• Tender offers are not new; the Board has evaluated them in the past. Historical analysis shows that tender offers do not have a lasting effect on discounts and can negatively impact long-term investors who do not tender shares
• Bulldog says the Board refused to include its proposal on the Fund’s proxy card
• Bulldog missed the shareholder proposal submission deadline of November 26 th
by three months and never
submitted or requested its proposal appear in the Fund’s proxy until after mailing its own proxy to investors
• The Board believes proxy rules are in place for a reason - to protect retail investors and the integrity of the process - and should be followed
• Bulldog questions board independence based on the number of funds they serve and overall compensation
• RIT’s board oversees multiple funds in the Legg Mason family of funds in conformity with best practices in the industry.  See for example: The Independent Director’s Council Task Force Report (May 2005)
• Eight of nine current directors are independent under the 1940 Act and NYSE rules
• Each director received approximately $3,000 last year for their service to RIT

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Bulldog’s claims are misguided (continued)

• Bulldog appears to equate following the rules regarding disclosure of sensitive shareholder information to cheating?
• RIT’s shareholder list contains personal information that mandates taking precautions under applicable law to protect it
• Because RIT is a Maryland corporation doing business in New York, the Fund must follow both the Maryland
General Corporation Law and New York  Business Corporation Law  in safeguarding shareholder information
• Under Maryland law, shareholders must meet certain requirements in order to inspect a list of shareholders. This includes a requirement to have held at least 5% of a fund’s outstanding stock for six months or more prior to the request. Based upon Bulldog’s public filings, the Fund determined that Bulldog did not satisfy the ownership requirements
• New York law permits shareholders who are New York residents to access fund shareholder records, but only after satisfying certain safeguards designed to protect shareholder privacy. These include a requirement that the requesting shareholder furnish to the fund an affidavit stating that:
the shareholder does not desire to conduct such inspection for a purpose which is in the interest of a business or object other than the business of the fund, and
the shareholder has not within five years sold or offered for sale any list of stockholders of any corporation, or aided or abetted any person in procuring any such record of stockholders for any such purpose
•
RIT furnished the shareholder list to Bulldog only after these requirements were satisfied
•
Bulldog received the shareholder list on April 13, 2015.  This is 47 days in advance of the May 29, 2015 annual meeting.  As of May 5, 2015, Bulldog has not commenced a calling campaign, nor has Bulldog mailed any subsequent communications to shareholders

INDEPENDENT EXPERTISE. SINGULAR FOCUS.

Conclusion
• RIT has delivered on its investment objectives with exceptionally strong investment performance and attractive income to shareholders
• All of RIT’s directors are focused on increasing value for all shareholders over the long-term
• The Board is focused on the current discount
• RIT’s discount is in-line with its Lipper real estate peers
1
and reflects market events that have impacted the
broader closed-end fund market
• The Board will consider any option that is in the long-term best interests of all shareholders
1
Lipper real estate peers excludes non-exchange traded closed-end funds and Storage Group Inc., a fund in the process of converting into a REIT.

Appendix 11 FOR HOME OFFICE USE ONLY. NOT FOR DISTRIBUTION TO THE PUBLIC.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Directors biographies

*Nominated
as a Class III Director to serve until the 2018 Annual Meeting of Stockholders
ROBERT D. AGDERN*
CAROL L. COLMAN – Investment, Performance & Pricing Committee Chair
Born 1946 – Board Member since 2007 – President, Colman Consulting.
Ms. Colman began her career with the United States Trust Company of New York in 1968. After ten years in research, she became a portfolio manager for both domestic and international clients.  From 1980 to 1983 she worked at J.P. Morgan, Madison Fund and William G. Campbell and
Company.  For seven years starting in 1983 she was a Managing Director of Inferential Focus, a research and consulting organization.
Additionally, she is a member of the Chartered Financial Analysts Association. Ms. Colman is a member of two not-for-profit boards, Audobon,
Florida and the North Salem Open Land Foundation.
Ms. Colman is a graduate of St. Lawrence University.
Born – 1950 – Board Member since 2015.  Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg
Graduate School of Business, Northwestern University.
Mr. Agdern held various executive positions with Amoco Corporations from 1975 through 1998, including Exploration and Production Company
General Counsel and Executive Vice President – Natural Gas; Chemical Company General Counsel; and Associate General Counsel, Amoco
Corporation.  Mr. Agdern also served as Deputy General Counsel, BP plc, responsible for Western Hemisphere matters.
Mr. Agdern holds a B.S. in Engineering from the University of Michigan, a J.D., National Law Center, George Washington University and
attended the Parker School of International Law, Columbia University and the Harvard Business School Advanced Management Program.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Directors biographies

DANIEL CRONIN –
Nominating Committee Chair
Born 1946 – Board Member since 2007 – Retired.
Mr. Cronin retired in 2004 from the pharmaceutical company Pfizer, Inc., ending his 30-year career as Associate General Counsel of the company.  During his tenure with Pfizer he conceived and developed, with New York University’s Stern School of Business, the
Pfizer Legal Leadership Series to teach business, financial and management principles to Pfizer’s attorneys.  He supervised major product liability, intellectual property and commercial litigations, as well as structuring and negotiating business transactions.  He was the chief lawyer for all Pfizer global business units as well as tax, treasury and licensing and development divisions.
Mr. Cronin holds a B.S. from Fordham College and a J.D. from Brooklyn Law School.
PAOLO M. CUCCHI
Born 1941 – Board Member since 2002 – Emeritus Professor of French and Italian, Drew University.
Dr. Cucchi began his career at Princeton University, first as an instructor of French and Italian, from 1967 to 1970, becoming an assistant professor in 1970 and Assistant Dean of the College and Lecturer of French and Italian in 1975.  In 1984 he began his association with Drew University as Dean of the College and Professor of French and Italian until 1996 when he assumed the position of Vice President and Dean, College of Liberal Arts, Drew University until 2009.  Dr. Cucchi is a member of Phi Beta
Kappa and served on the Council of Deans of Arts and Sciences, Modern Language Association, American Council of
Education, Association of American Higher Education, Association of American Colleges and Universities, and the Association
of Independent Colleges and Universities of New Jersey.
Dr. Cucchi holds a B.A. from Fordham University and an M.A. and Ph.D. from Princeton University.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Directors biographies

KENNETH D. FULLER – Chairman, President and Chief Executive Officer
Born  - 1958.  Managing Director, Legg Mason & Co., LLC. Chairman, Closed End Funds; President and CEO of the Legg
Mason-Affiliated Funds since 2013.
Prior to assuming his current role, Mr. Fuller was Director – Legg Mason Enterprise Risk Management unit, specializing in investment risk analysis since 2009. Prior to joining the Firm, Mr. Fuller held various positions at T. Rowe Price since 1993, most recently, Vice President of the Equity Division.
Mr. Fuller holds an MA and BA from the State University of New York at Buffalo and an MBA from University of Chicago – Booth
School of Business.
LESLIE H. GELB
Born 1937 – Board Member since 2007.
Dr. Gelb is the President Emeritus and Board Senior Fellow of the Council on Foreign Relations.  He has also served as the
Foreign Affairs columnist, the Deputy Editorial Page Editor, the Op-Ed Page Editor and diplomatic and national security correspondent at The New York Times, earning a Pulitzer Prize during this tenure. He also served for two years starting in 1966 as
Executive Assistant to U.S. Senator Jacob Javits, as Director of Policy Planning in the Pentagon from 1967 to 1969, and as
Assistant Secretary of State for Politico-Military Affairs from 1977 to 1979. Dr. Gelb serves as a member of numerous not-for-profit and commercial boards including Trustee of the Carnegie Endowment for International Peace; Trustee Emeritus, Tufts University;
Emeritus Board Member, James A. Baker, III Institute for Public Policy, Rice University; Board Member, The Center for the National
Interest; Board Member, The India Fund, Inc. and The Asia Tigers Fund, Inc.; and Board Member of Britannica.com.
Dr. Gelb holds a B.A. from Tufts University and an M.A. and Ph.D. from Harvard University.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Directors biographies

*Nominated
as a Class III Director to serve until the 2018 Annual Meeting of Stockholders
WILLIAM R. HUTCHINSON* – Lead Independent Director
Born 1942 – Board Member since 2002 – President, W.R. Hutchinson & Associates Inc.
Prior to opening his energy consulting business in 2001, Mr. Hutchinson was associated with BP Amoco, PLC, from 1968 until his retirement in 2001.  There he held various positions at Amoco and BP Amoco: Treasurer; Vice President and Controller; Vice
President of Mergers, Acquisitions and Negotiations; Vice President of Financial Operations; and finally as Group Vice President
Worldwide Mergers and Acquisitions. Mr. Hutchinson is a director (Non-Executive Chairman of the Board (since December 1,
2009)), Associated Banc-Corp (since 1994).
Mr. Hutchinson holds a B.A. from Trinity College, Dublin, Ireland, an M.Sc. from Cranfield College, Bedford, England and an
M.B.A. from Harvard University.
EILEEN A. KAMERICK* – Audit Committee Chair
Born 1958 – Board Member since 2013 – Senior Vice President and Chief Financial Officer, ConnectWise, Inc (software and services company) (since 2015) and Adjunct Professor, Washington University in St. Louis and University of Iowa law schools
(since 2014).
Ms. Kamerick was the CFO at Press Ganey, a leading health care informatics company, serving over 10,000 hospitals in the US from 2012-2014.  From May 2010 to October 2012, she served as Managing Director and CFO of Houlihan Lokey, an international investment bank.  She also served as the President of the Houlihan Lokey Foundation.  For two years starting in 2008, she was
Senior Vice President, CFO and Chief Legal Officer of Tecta America Corporation, the largest commercial roofing company in the country.  During her 25 year career as a senior financial and legal expert, she has served with Heidrick & Struggles; Bcom3; BP
Amoco Americas and Skadden, Arps, Slate, Meagher & Flom. Ms. Kamerick is a director of Associated Banc-Corp (since 2007)
and Westell Technologies, Inc. (since 2003).
Ms. Kamerick graduated Phi Beta Kappa and summa cum laude from Boston College.  She received a law degree from the
University of Chicago Law School and holds an MBA from the Graduate School of Business of the University of Chicago.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Directors biographies

RIORDAN ROETT
Born 1938 – Board Member since 2007 – Professor/Director Johns Hopkins University.
Dr. Roett holds a Ph.D. from Columbia University.
Dr. Roett is the Sarita and Don Johnston Professor of Political Science and Director of Western Hemisphere Studies at the Paul H. Nitze
School of Advanced International Studies (SAIS) in Washington, D.C.  Previously, Dr. Roett served as a consultant at Chase
Manhattan Bank where he was Senior Political Analyst in Emerging Markets Division of the bank’s International Capital Markets Group.
From 1989 to 1997 he served as a Faculty Fellow of the World Economic Forum at the annual meeting in Davos, Switzerland.  Dr. Roett is a member of the Council on Foreign Relations, The Bretton Woods Committee and a former national president of the Latin American
Studies Association.  In 2000 the President of Brazil named Dr. Roett as Commander of the Order of Rio Branco. The government of
Chile named Dr. Roett to the order of Bernardo O’Higgins with the rank of “Gran Oficial” in 2009. In 2004, SAIS established the Riordan
Roett Chair in Latin American Studies.

INDEPENDENT EXPERTISE. SINGULAR FOCUS.
Disclosure

On March 27, 2015, the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to stockholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current incumbent nominees. BEFORE MAKING ANY VOTING DECISION,
STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND
ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE
THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING MAY 29, 2015 ANNUAL
MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund,
620 Eighth Avenue, New York, New York 10018, or by calling 1-888-777-0102. You may also visit the Fund’s Web site at www.lmcef.com. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at
http://www.sec.gov.